Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Enerpac Tool Group Corp. of our report dated October 26, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Enerpac Tool Group Corp.’s Annual Report on Form 10-K for the year ended August 31, 2020.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 29, 2021